As filed with the Securities and Exchange Commission on March 10, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COUPANG, INC.
(Exact name of Registrant as specified in its charter)

Delaware	5961	27-2810505
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Tower 730, 570, Songpa-daero, Songpa-gu, Seoul
Republic of Korea
05510
+82 (2) 6150-5422

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Bom Suk Kim
Chief Executive Officer
Emily Epstein
Corporate Secretary
Coupang, Inc.
Tower 730, 570, Songpa-daero, Songpa-gu, Seoul
Republic of Korea
05510
+82 (2) 6150-5422
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric C. Jensen Calise Y. Cheng Natalie Y. Karam Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Will H. Cai Ferish Patel Cooley LLP Suites 3501 – 3505, 35/F Two Exchange Square 8 Connaught Place Central, Hong Kong +852 3758-1200	Gary J. Simon Ken Lefkowitz Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004 (212) 837-6000	Tad J. Freese Richard A. Kline Sarah Axtell Brian D. Paulson Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-253030
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A Common Stock, $0.0001 par value per share(2)(3)	10,000,000	$35.00	$350,000,000	$38,185
(1)Represents only the number of shares being registered pursuant to this registration statement and are in addition to the 120,000,000 shares that were registered pursuant to the registrant’s registration statement on Form S-1 (File No. 333-253030).
(2)The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.
(3)The registrant previously registered 120,000,000 shares of its Class A common stock with an aggregate offering price not to exceed $4,080,000,000 on a Registration Statement on Form S-1 (File No. 333-253030), which was declared effective by the Securities and Exchange Commission on March 10, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $350,000,000 are hereby registered.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by the selling stockholders by 10,000,000 shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1, as amended (File No. 333-253030) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley LLP.

23.1	Consent of Samil PricewaterhouseCoopers, an independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1
Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-253030), originally filed with the Commission on February 12, 2021 and incorporated herein by reference).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of Korea, on March 10, 2021.

COUPANG, INC.

By:	/s/ Bom Suk Kim
Bom Suk Kim
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bom Suk Kim	Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2021
Bom Suk Kim

/s/ Gaurav Anand	Chief Financial Officer (Principal Financial Officer)	March 10, 2021
Gaurav Anand

*	Chief Accounting Officer (Principal Accounting Officer)	March 10, 2021
Michael Parker

*	Director	March 10, 2021
Matthew Christensen

*	Director	March 10, 2021
Lydia Jett

*	Director	March 10, 2021
Neil Mehta

*	Director	March 10, 2021
Benjamin Sun

*	Director	March 10, 2021
Kevin Warsh

*	Director	March 10, 2021
Harry You

* By:	/s/ Gaurav Anand
Gaurav Anand
Attorney-in-Fact